                        6,900,000 Shares of Common Stock

                               US SEARCH.COM INC.

                             UNDERWRITING AGREEMENT
                             ----------------------



                                 June ___, 1999

BEAR, STEARNS & CO. INC.
BANCBOSTON ROBERTSON STEPHENS
WIT CAPITAL CORPORATION
 as Representatives of the
several underwriters named in
Schedule I attached hereto
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, N.Y.  10167

Dear Sirs:

          US SEARCH.com Inc., a corporation organized and existing under the laws of the state of Delaware (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 4,500,000 shares (the "Company Firm Shares") of its common stock, par value $.001 per share (the "Common Stock") and certain stockholders of the Company identified in Schedule II hereto (hereafter called the "Firm Shares Selling Stockholders") acting severally and not jointly, propose, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of 1,500,000 shares (the "Selling Stockholder Firm Shares") of the Common Stock. The Company Firm Shares and the Selling Stockholder Firm Shares are referred to herein as the "Firm Shares." In addition, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, at the option of the Underwriters, the Company proposes, subject to the terms and conditions stated herein, to issue up to an additional 900,000 shares (the "Company Additional Shares") of Common Stock and certain other Selling Stockholders identified in Schedule II hereto (hereafter called the "Additional Shares Selling Stockholders") propose, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of [_______________.] shares (the "Selling Stockholder Additional Shares") of the Common Stock. The Company Additional Shares and Selling Stockholder Additional Shares are referred to herein as the "Additional Shares." The Firm Shares and any Additional Shares purchased by the Underwriters are referred to herein as the "Shares." The Firm Shares Selling Stockholders and the Additional Shares Selling Stockholders are collectively referred to herein as the "Selling Stockholders." The Shares are more fully described in the Registration Statement referred to below.

        1.1  Representations and Warranties of the Company and the Selling
             -------------------------------------------------------------
Shareholders.  The Company and each Selling Stockholder represents and warrants,
-------------
jointly and severally, to, and agrees with, the Underwriters that:
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        (a)  The Company has prepared and filed with the Securities and Exchange
Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations of the Commission thereunder (the "Regulations") a registration statement, and may have prepared and filed an amendment or amendments thereto, on Form S-1 (No. 333-76099) for the registration of the Shares under the Act. All of the Shares have been duly registered under the Act pursuant to the initial registration statement, or if an abbreviated registration statement has been, or is proposed to be, filed pursuant to Rule 462(b) of the Regulations (the "Rule 462(b) Registration Statement"), all of the Shares have been or will be, on the date of this Agreement, duly registered under the Act pursuant to the initial registration statement and the Rule 462(b) Registration Statement. Such registration statements, including the prospectus, financial statements and schedules, exhibits and all other documents filed as a part thereof, as amended at the time of effectiveness of the registration statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A or Rule 434 of the Regulations is herein called the "Registration Statement" and the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations or filed as part of the Registration Statement at the time of effectiveness if no Rule 434 or Rule 424(b) filing is required, is herein called the "Prospectus". If the Company has filed or proposes to file a Rule 462 Registration Statement, then any reference herein to the term "Registration Statement" shall include such Rule 462 Registration Statement. The term "preliminary prospectus" as used herein means a preliminary prospectus as described in Rule 430 of the Regulations. All references in this Agreement to (i) the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus, the Prospectus or a term sheet that complies with Rule 434, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR") and (ii) the Prospectus shall be deemed to include the "electronic Prospectus" provided for use in connection with the offering of the Shares as contemplated by Section 4(g) of this Agreement.

        (b) The Commission has not issued an order preventing or suspending the use of any preliminary prospectus or instituted proceedings for that purpose. Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Act), was substantially identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Shares. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and until the later to occur of: either (i) twenty-five (25) days after the effective date of the Registration Statement, or (ii) such time as the underwriters exercise their option to purchase the Additional Shares, complied in all material respects with the applicable provisions of the Act and the Regulations and, as of its date, does not contain an untrue statement of a material fact and does not omit to state any material fact necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus, in light of the circumstances under which they were made, not misleading. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the registration statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Act and the Regulations and, as of its date, did not contain an untrue statement of a material fact and did not omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related preliminary prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company relating to any Underwriter by such Underwriter specifically for use in the preparation thereof. If Rule 434 is used, the Company will comply with the requirements of Rule 434.

        (c) PricewaterhouseCoopers LLP, who have examined the financial statements of the Company together with the related schedules and notes as of the dates set forth in the Registration Statement, are independent public accountants as required by the Act and the Regulations.

        (d) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus, there has been no material adverse change or any development involving a prospective material adverse change in the business, properties, operations, condition (financial or otherwise) or results of operations of the Company ("Material Adverse Change"), whether or not arising from transactions in the ordinary course of business, and since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, the Company has not incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company, except for liabilities or obligations which are reflected in the Registration Statement and the Prospectus.

        (e) This Agreement and the transactions contemplated hereby have been duly authorized by the Company and this Agreement has been duly executed and delivered by the Company.

        (f) The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) result in a material breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, the terms of (A) any agreement or instrument to which the Company is a party or by which its properties or assets are bound that is material to the Company, or (B) any governmental franchise, license, or permit heretofore issued to the Company, or (ii) violate or conflict with any provision of the certificate of incorporation or by-laws of the Company or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its properties or assets, except as would not constitute a Material Adverse Change on the Company. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of their respective properties or assets is required for the execution, delivery and performance of this

Agreement or the consummation of the transactions contemplated hereby, including the issuance, sale and delivery of the Shares to be issued, sold and delivered by the Company hereunder, except (1) the registration under the Act of the offer and sale of the Shares and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and (2) such consents that have been obtained.

        (g) All of the outstanding shares of Common Stock (including the Selling Stockholder Shares) have been duly and validly authorized and issued, fully paid and nonassessable and were not issued in violation of or subject to any preemptive rights. The Shares, when issued and delivered by the Company against payment therefor in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, and will not have been issued in violation of or be subject to any preemptive rights other than those rights that have been waived. The authorized and outstanding capital stock of the Company is as set forth under the caption "Capitalization" as of the date set forth in the Registration Statement and the Prospectus. The Common Stock, the Firm Shares and the Additional Shares conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

        (h) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not, in the aggregate constitute a Material Adverse Change. The Company has all requisite power and authority, and all material consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, which are necessary to own, lease and operate its properties and conduct the business of the Company as now being conducted and as described in the Registration Statement and the Prospectus, and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus. The Company is in compliance with all applicable laws, orders, rules, regulations, ordinances and directives, except where the failure to be in compliance would not constitute a Material Adverse Change. The Company does not own or control, directly or indirectly, any corporation, association or other entity.

        (i) The Company is not in violation of any provision of its certificate of incorporation or of its by-laws or in breach of, or in default under (nor has any event occurred that with notice, lapse of time, or both, would constitute a breach of, or default under) any provision of any material agreement or instrument, franchise, license or permit to which the Company is a party or by which any of its properties or assets may be bound or affected or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body, having jurisdiction over the Company or any of its properties or assets, except where such violation, breach or default would not constitute a Material Adverse Change.

        (j) Except as described in the Registration Statement and the Prospectus, there is no litigation, arbitration, proceeding, or claim to which the Company is a party or to which any property or assets of the Company is subject or which is pending or, to the knowledge of the Company, threatened or contemplated, or being currently investigated against the Company, which might result in a Material Adverse Change.

        (k) The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares or a violation of Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        (l) The audited financial statements, including the related schedules and notes, and the unaudited financial information included in the Registration Statement and the Prospectus fairly present in all material respects the financial position of the Company as of the dates indicated and the results of operations and cash flows for the period to which they apply; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto; and the supporting schedules included in the Registration Statement fairly present the information required to be stated therein in all material respects.

        (m) Except as described in the Registration Statement and the Prospectus and except for rights that have been effectively waived in writing (complete and accurate copies of such waivers have been provided to the Underwriters prior to the date of this Agreement), which waivers are in full force and effect, no holder of securities of the Company has any rights to cause the Company to issue to it, or register pursuant to the Act, any securities of the Company because of the filing of the Registration Statement, in connection with the sale of the Shares contemplated hereby or otherwise, nor does any holder of securities of the Company have preemptive rights or other rights to purchase any of the Shares.

        (n) The Company is not, and upon consummation of the transactions contemplated hereby and the application of the proceeds therefrom as described in the Prospectus will not be, subject to registration as an "investment company" under the Investment Company Act of 1940.

        (o) The Common Stock of the Company, including the Shares, has been approved for quotation on the Nasdaq National Market, subject only to official notice of issuance.

        (p) Except as described in the Registration Statement and the Prospectus, the Company owns or possesses valid and enforceable licenses or other rights to use all inventions, patents, patent applications, trademarks, service marks, trade names, copyrights, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) proprietary techniques (including processes and substances) and other intellectual property rights necessary to conduct the business now conducted, as described in the Registration Statement and the Prospectus ("Intellectual

Property"), subject to such exceptions as would not constitute a Material Adverse Change; other than as described in the Registration Statement and the
Prospectus: (i) there are no third parties who have any rights in the Intellectual Property that would be reasonably expected to preclude the Company from conducting its business as currently conducted or as presently contemplated to be conducted as described in the Registration Statement and the Prospectus;
(ii) there are no pending or, to the Company's knowledge, threatened actions, suits, proceedings, investigations or claims by others challenging the rights of the Company, or if the Intellectual Property is licensed the licensor thereof, in any Intellectual Property owned or licensed to the Company; (iii) the Company, and if the Intellectual Property is licensed to the Company's knowledge, the licensor thereof, has not infringed, or received any notice of infringement of or conflict with, any rights of others with respect to the Intellectual Property; and (iv) there is, to the knowledge of the Company, no dispute between it or any licensor with respect to any Intellectual Property, subject, with respect to any of (i), (ii), (iii) or (iv), to such exceptions, individually or in the aggregate, as would not constitute a Material Adverse Change. True and correct copies of all material licenses and other material agreements between the Company and any third party relating to the Intellectual Property, if any, and all amendments and supplements thereto, have been provided to the Underwriters.

        (q) The Company has timely filed all material federal, state and foreign income and franchise tax returns required to be filed as of the date hereof, and have paid all taxes shown as due thereon, except to the extent such taxes are (A) currently payable without penalty or interest or (B) being contested in good faith. All tax liabilities are adequately provided for on the books of the Company. There is no tax deficiency that has been asserted against the Company that might constitute a Material Adverse Change.

        (r) The Company maintains insurance with insurers of recognized financial responsibility of the types and in the amounts (i) generally deemed adequate for its business and consistent with insurance coverage maintained by similar companies in similar businesses and (ii) required under any of the Company's agreements, licenses or other contracts, all of which insurance is in full force and effect; the Company has no reason to believe that it will not be able to renew its existing insurance as and when such coverage expires or to obtain similar insurance adequate and customary for its business and sufficient to satisfy any requirements of its contracts at a cost that would not constitute a Material Adverse Change.

        (s) Except as disclosed in the Registration Statement and the Prospectus, (i) the Company has good and marketable title to all properties (real and personal) owned and used by the Company, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, and (ii) all properties held under lease or license by the Company are held under valid, subsisting and enforceable leases or licenses; subject, with respect to either (i) or (ii), to such exceptions as would not constitute a Material Adverse Change.

        (t) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Registration Statement and the Prospectus that is not so described.

        (u) The Company has not distributed and will not distribute prior to the later of (i) the Closing Date (hereinafter defined), or any date on which Additional Shares are to be purchased, as the case may be, and (ii) completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectuses, the Prospectus, the Registration Statement and other materials, if any, permitted by the Act.

        (v) The Company has not at any time during the last five (5) years (i) made any unlawful contribution to any candidate for foreign office or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

        (w) Each officer and director of the Company, and each holder of shares of Common Stock has agreed in writing that such person will not, for a period of 180 days after the date the Commission declares effective the Registration Statement relating to the public offering of shares of Company Common Stock (the "Lock-up Period"), offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to (collectively, a "Disposition") any shares of Common Stock, any options or warrants to purchase any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock (collectively, "Securities") now owned or hereafter acquired directly by such person or with respect to which such person has or hereafter acquires the power of disposition, otherwise than (i) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this restriction, (ii) as a distribution to partners or stockholders of such person, provided that the distributees thereof agree in writing to be bound by the terms of this restriction, or (iii) with the prior written consent of Bear, Stearns & Co. Inc. The foregoing restriction has been expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the applicable Lock-up Period, even if such Securities would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Securities. Furthermore, such person has also agreed and consented to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the Securities held by such person except in compliance with this restriction. The Company has provided to counsel for the Underwriters a complete and accurate list of all securityholders of the Company and the number and type of securities held by each securityholder. The Company has provided to counsel for the Underwriters true, accurate and complete copies of all of the agreements, if any, pursuant to which its officers, directors and stockholders have agreed to such or similar restrictions (the "Lock-up Agreements") presently in effect or effected hereby. The Company hereby represents and warrants that it will not release any of its officers, directors or other stockholders from any Lock-up Agreements or similar restrictions relating to the sale of shares of the Company currently existing or hereafter effected without the prior written consent of Bear, Stearns & Co. Inc.

        (x) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        (y) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of the families of any of them, except as disclosed in the Registration Statement and the Prospectus.

        (z) The Company has complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

        1.2 Each Selling Stockholder, severally and not jointly, represents and warrants to and agrees with each Underwriter and the Company that as to itself only:

        (a) Such Selling Stockholder on the Closing Date and on any later date on which Additional Shares are purchased with respect to such Additional Shares, will have valid marketable title to the Shares to be sold by such Selling Stockholder, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest; and upon delivery of such Shares hereunder and payment of the purchase price as herein contemplated, each of the Underwriters will obtain valid marketable title to the Shares purchased by it from such Selling Stockholder, free and clear of any pledge, lien, security interest pertaining to such Selling Stockholder.

        (b) Such Selling Stockholder is not prompted to sell the Securities to be sold by such Selling Stockholder hereunder by any information adversely affecting the Company which is not set forth in the Prospectus.

        (c) Such Selling Stockholder has duly authorized (if applicable), executed and delivered, in the form heretofore furnished to the Representatives, an irrevocable Power of Attorney (the "Power of Attorney") appointing ___________ and ___________ as attorneys-in-fact (collectively, the "Attorneys" and individually, an "Attorney") and a Letter of Transmittal and Custody Agreement (the "Custody Agreement") with ______________________________, as custodian (the "Custodian"); each of the Power of Attorney and the Custody Agreement constitutes a valid and binding agreement on the part of such Selling Stockholder, enforceable in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by equitable principles; and each of such Selling Stockholder's Attorneys, acting alone, is authorized to execute and deliver this Agreement and the certificate referred to in Section 6(h) hereof on behalf of such Selling Stockholder, to determine the purchase price to be paid by the several Underwriters to such Selling Stockholder as provided in Section 3 hereof, to authorize the delivery of the Selling Stockholder Shares and the Additional Shares to be sold by such Selling Stockholder under this Agreement to accept payment therefor, and otherwise to act on behalf of such Selling Stockholder in connection with this Agreement.

        (d) All consents, approvals, authorizations and orders required for the execution and delivery by such Selling Stockholder of the Power of Attorney and the Custody Agreement, the execution and delivery by or on behalf of such Selling Stockholder of this Agreement and the sale and delivery of the Selling Stockholder Shares and the Additional Shares to be sold by such Selling Stockholder under this Agreement (other than such consents, approvals, authorizations or orders as may be necessary under state or other securities or Blue Sky laws) have been obtained and are in full force and effect; such Selling Stockholder, if other than a natural person, has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization as the type of entity that it purports to be; and such Selling Stockholder has full legal right, power and authority to enter into and perform its obligations under this Agreement and such Power of Attorney and Custody Agreement, and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder under this Agreement.

        (e) Such Selling Stockholder has entered into a Lock-Up Agreement with the Underwriters in the form of Exhibit A attached hereto.

        (f) Certificates in negotiable form for all Shares to be sold by such Selling Stockholder under this Agreement, together with a stock power or powers duly endorsed in blank by such Selling Stockholder, have been placed in custody with the Custodian for the purpose of effecting delivery hereunder.

        (g) This Agreement has been duly authorized by each Selling Stockholder that is not a natural person and has been duly executed and delivered by or on behalf of such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by equitable principles; and the performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of or constitute a default under any bond, debenture, note or other evidence of indebtedness, or under any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder, or any Selling Stockholder Shares [or any Additional Shares to be sold by such Selling Stockholder] hereunder, may be bound or, to the best of such Selling Stockholders' knowledge, result in any violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over such Selling Stockholder or over the properties of such Selling Stockholder, or, if such Selling Stockholder is other than a natural person, result in any violation of any provisions of the charter, bylaws or other organizational documents of such Selling Stockholder in each case, except for such breaches, violations or defaults which would not have a material adverse effect on the business, properties, operations, conditions (financial or otherwise) or results of operations of the Selling Stockholder and, if applicable, its subsidiaries taken as a whole.

        (h) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

        (i) Such Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares.

        (j) The Registration Statement, at the time it became effective, and the Prospectus when first filed with the Commission, up to and on the Closing Date, and up to and on the later date on which Additional Shares are to be purchased, does not, as of its date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make such information not misleading; provided, however, that this representation and warranty is made as to information contained in the Registration Statement and Prospectus under the caption "Selling Stockholders" relating to such Selling Stockholder in conformity with written information furnished by such Selling Stockholder for use therein. All information furnished by or on behalf of such Selling Stockholder relating to such Selling Stockholder and the Selling Stockholder Shares that is contained in the representations and warranties of such Selling Stockholder in such Selling Stockholder's Power of Attorney is, and at the time the Registration Statement became or becomes, as the case may be, effective and at all times subsequent thereto up to and on the Closing Date, and on any later date on which Additional Shares are to be purchased, was or will be, true, correct and complete, and does not, and at the time the Registration Statement became or becomes, as the case may be, effective and at all times subsequent thereto up to and on the Closing Date (hereinafter defined) ,and on any later date on which Additional Shares are to be purchased, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make such information not misleading.

        (k) Such Selling Stockholder does not have, or has waived prior to the date hereof with respect to the Shares, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Shares that are to be sold by the Company or any of the other Selling Stockholders to the Underwriters pursuant to this Agreement; such Selling Stockholder does not have, or has waived prior to the date hereof with respect to the Shares, any registration right or other similar right to participate in the offering made by the Prospectus, other than such rights of participation as have been satisfied by the participation of such Selling Stockholder in the transactions to which this Agreement relates in accordance with the terms of this Agreement; and such Selling Stockholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, rights, warrants, options or other securities from the Company, other than those described in the Registration Statement and the Prospectus.

        2.  Purchase, Sale and Delivery of the Shares.
            ------------------------------------------

        (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Firm Shares Selling Stockholders agree, severally and not jointly, to sell to the Underwriters and the Underwriters, severally and not jointly, agree to purchase from the Company and the Firm Shares Selling Stockholders, respectively, at a purchase price per share of $[__________], the number of Firm Shares set forth opposite the respective names of the Underwriters in Schedule I hereto and Selling Stockholder Firm Shares set forth opposite the names of the Firm Shares Selling Stockholders in Schedule II hereto, plus any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.

        (b) Payment of the purchase price for, and delivery of certificates for, the Shares shall be made at the office of [_________________________________________], or at such other place as shall be agreed upon by the Underwriters and the Company, at 10:00 A.M., New York Time, on the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) (unless postponed in accordance with the provisions of Section 9 hereof) following the date of the effectiveness of the Registration Statement (or, if the Company has elected to rely upon Rule 430A of the Regulations, the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange
Act) after the determination of the initial public offering price of the Shares), or such other time not later than ten business days after such date as shall be agreed upon by you and the Company (such time and date of payment and delivery being herein called the "Closing Date"). Payment shall be made to the Company with regard to the Shares being purchased from the Company, and to the order of the Custodian for the respective accounts of the Selling Stockholders with regard to the Selling Stockholder Shares by wire transfer of immediately available funds, against delivery to you for the respective accounts of the Underwriters of certificates for the Firm Shares to be purchased by them. Certificates for the Firm Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full business day prior to the Closing Date. If you so elect, delivery of the Firm Shares purchased from the Company [and the Firm Shares Selling Stockholders] may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by you.

        (c) In addition, the Company hereby grants to the Underwriters the option to purchase up to [_______________] Additional Shares and the Additional Shares Selling Stockholders hereby grant to the Underwriters the option to purchase up to [_____________] Additional Shares at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares as set forth in this Section 2, for the sole purpose of covering over-allotments in the sale of Firm Shares by the Underwriters. This option may be exercised at any time, in whole or in part, on or before the thirtieth day following the date of this Agreement, by written notice by you to the Company and the Custodian. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by you, when the Additional Shares are to be delivered (such date and time being herein sometimes referred to as the "Additional Closing Date"); provided, however, that the Additional Closing Date shall not be earlier than the Closing Date or earlier than the second full business day after the date on which the option shall have been exercised nor later than the eighth full business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Certificates for the Additional Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Additional Closing Date. The Company and the Custodian will permit you to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date. If you so elect, delivery of the Additional Shares purchased from the Company [and the Additional Shares Selling Stockholders] may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by you.

          The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same ratio to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 9 hereof) bears to the total number of Firm Shares being purchased, subject, however, to such adjustments to eliminate any fractional shares as you in your sole discretion shall make.

          Payment for the Additional Shares shall be made by wire transfer in immediately available funds at the offices of [_______________________________________], or such other location as may be mutually acceptable, upon delivery of the certificates for the Additional Shares to you for the respective accounts of the Underwriters.

        (d) The certificates in negotiable form for the Selling Stockholder Shares have been placed in custody (for delivery under this Agreement) under the Custody Agreement. Each Selling Stockholder agrees that the certificates for the Selling Stockholder Shares of such Selling Stockholder so held in custody are subject to the interests of the Underwriters hereunder, that the arrangements made by such Selling Stockholder for such custody, including the Power of Attorney is to that extent irrevocable and that the obligations of such Selling Stockholder hereunder shall not be terminated by the act of such Selling Stockholder or by operation of law, whether by the death or incapacity of such Selling Stockholder or the occurrence of any other event, except as specifically provided herein or in the Custody Agreement. If any Selling Stockholder should die or be incapacitated, or if any other such event should occur, before the delivery of the certificates for the Selling Stockholder Shares hereunder, the Selling Stockholder Shares to be sold by such Selling Stockholder shall, except as specifically provided herein or in the Custody Agreement, be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death, incapacity or other event had not occurred, regardless of whether the Custodian shall have received notice of such death or other event.

        (e) The Company and the Underwriters agree that up to [___________] of the Firm Shares to be purchased by the Underwriters (the "Directed Shares") shall be reserved for sale by the Underwriters to eligible directors, officers, employees, business affiliates and related persons of the Company ("eligible purchasers") as part of the distribution of the Shares by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. and all other applicable laws, rules and regulations. To the extent that the Directed Shares are not purchased by eligible purchasers of the Company, the Directed Shares may be offered to the public as part of the public offering contemplated hereby.

        3.  Offering.  Upon your authorization of the release of the Firm
            --------
Shares, the Underwriters propose to offer the Shares for sale to the public upon the terms set forth in the Prospectus.

        4.  Covenants of the Company.  The Company covenants and agrees with the
            ------------------------
Underwriters that:

        (a) If the Registration Statement has not yet been declared effective the Company will use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as possible, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b) or Rule 434, the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) or Rule 434 within the prescribed time period and will provide evidence satisfactory to you of such timely filing. If the Company elects to rely on Rule 434, the Company will prepare and file a term sheet that complies with the requirements of Rule 434.

          The Company will notify you immediately (and, if requested by you, will confirm such notice in writing) (i) when the Registration Statement and any amendments thereto become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor and (v) of the receipt of any comments from the Commission. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b) or Rule 434) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement before or after the effective date of the Registration Statement to which you shall reasonably object in writing after being timely furnished in advance a copy thereof.

        (b) If at any time when a prospectus relating to the offer and sale of the Shares is required to be delivered under the Act any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Company as of the date of such Prospectus, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement to comply with the Act or the Regulations, the Company will notify you promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance reasonably satisfactory to the Underwriters) which will correct such statement or omission and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

        (c) The Company will promptly deliver to the Underwriters two conformed copies of the Registration Statement, including exhibits and all amendments thereto, and will maintain in the Company's files manually signed copies of such documents for at least five years from the date of filing. The Company will promptly deliver to each of the Underwriters such number of copies of any preliminary prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, as you may reasonably request.

        (d) The Company will endeavor in good faith, in cooperation with you, at or prior to the time of effectiveness of the Registration Statement, to qualify the Shares for offering and sale under the state and foreign securities laws relating to the offering or sale of the Shares of such jurisdictions as you may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process. The Company will promptly advise you of the receipt by the Company of any notification with respect to suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and will use every reasonable effort to obtain the withdrawal of any order of suspension as soon as possible.

        (e) The Company will make generally available (within the meaning of Section 11(a) of the Act) to its security holders and to you as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earning statement (in form complying with the provisions of Rule 158 of the Regulations) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

        (f) The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

        (g) The Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to Bear, Stearns & Co. Inc. an "electronic Prospectus" to be used by the Underwriters in connection with the offering and sale of the Shares. As used herein, the term "electronic Prospectus" means a form of Prospectus, and any amendment or supplement thereto, that meets each of the following conditions:
(i) it shall be encoded in an electronic format, reasonably satisfactory to Bear, Stearns & Co. Inc., that may be transmitted electronically by Bear, Stearns & Co. Inc. and the other Underwriters to offerees and purchasers of the Shares for at least during the period when the Prospectus is required to be delivered under the Act or the Exchange Act ("the Prospectus Delivery Period");
(ii) it shall disclose the same information as the paper Prospectus and Prospectus filed pursuant to EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to Bear, Stearns & Co. Inc., that will allow investors to store and have continuously ready access to the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the system as a whole and for on-line time). Such electronic Prospectus may consist of a Rule 434 preliminary prospectus, together with the applicable term sheet, provided that it otherwise satisfies the format and conditions described in the immediately preceding sentence. The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative within the Prospectus Delivery Period, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Prospectus.

        (h) During the period of 180 days following the date of the Prospectus the Company will not, without the prior written consent of Bear, Stearns & Co. Inc. (which consent may be withheld at the sole discretion of Bear, Stearns & Co. Inc.), directly or indirectly, issue, sell, offer, contract or grant any option to sell, pledge, transfer or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Act in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Shares); provided, however, that the Company may (i) issue shares of its Common Stock or options to purchase its Common Stock, or Common Stock upon exercise of options, pursuant to any stock option, warrant, stock bonus or other stock plan or arrangement described in the Prospectus and file a registration statement under the Act in connection with such issuance, or (ii) issue shares of Common Stock in connection with acquisitions by the Company, but only if the holders of such shares, options, warrants or shares issued upon exercise of such options, agree in writing not to sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, or establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of any such shares or options during such 180 day period without the prior written consent of Bear, Stearns & Co. Inc. (which consent may be withheld at the sole discretion of the Bear, Stearns & Co. Inc.).

        (i) During a period of three years from the effective date of the Registration Statement, the Company will furnish to you copies of (i) all reports or other communications to its stockholders; and (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange.

        (j) The Company will apply the proceeds from the sale of the Shares as set forth under "Use of Proceeds" in the Prospectus.

        (k) The Company will use its best efforts to cause the Shares to be qualified for inclusion in the Nasdaq National Market.

        (l) The Company will file with the Commission in its periodic reports pursuant to Section 13 or 15 of the Exchange Act such information as may be required pursuant to Rule 463 of the Regulations.

        (m) The Company, during the Prospectus Delivery Period, will file, on a timely basis, with the Commission and the Nasdaq National Market all reports and documents required to be filed under the Exchange Act and the Nasdaq listing rules.

          Bear, Stearns & Co. Inc., on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

        5.  Payment of Expenses.  Whether or not the transactions contemplated
            -------------------
in this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholders hereunder, including those in connection with (i) preparing, printing, duplicating, filing and distributing the Registration Statement, as originally filed and all amendments thereof (including all exhibits thereto), any preliminary prospectus, the Prospectus and any amendments or supplements thereto (including, without limitation, fees and expenses of the Company's accountants and counsel), the underwriting documents (including this Agreement, the Master Agreement Among Underwriters and the Master Selling Agreement) and all other documents related to the public offering of the Shares (including those supplied to the Underwriters in quantities as hereinabove stated), (ii) the issuance, transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the qualification of the Shares under state or foreign securities or Blue Sky laws or regulations, including the costs of printing and mailing a preliminary and final "Blue Sky Survey" and the fees of counsel for the Underwriters and such counsel's disbursements in relation thereto, (iv) quotation of the Shares on the Nasdaq National Market, (v) filing fees of the Commission and the National Association of Securities Dealers, Inc.;
(vi) the cost of printing certificates representing the Shares and (vii) the cost and charges of any transfer agent or registrar. Any additional expenses incurred as a result of the sale of the Shares by the Selling Stockholders, other than Underwriters' discounts and commissions in respect of Selling Stockholder Firm Shares and Additional Selling Stockholder Shares, will be borne by the Company.

        6.  Conditions of Underwriters' Obligations.  The obligations of the
            ---------------------------------------
Underwriters to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject: (i) to the accuracy of the representations and warranties of the Company and the Selling Stockholders herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 6 "Closing Date" shall refer to the Closing Date for the Firm Shares and any Additional Closing Date, if different, for the Additional Shares), (ii) to the absence from any certificates, opinions, written statements or letters furnished to you or to Wilson Sonsini Goodrich & Rosati PC ("Underwriters' Counsel") pursuant to this Section 6 of any misstatement or omission other than those misstatements or omissions that are immaterial in nature, (iii) to the performance by the Company and the Selling Stockholders of their obligations hereunder (giving application to any waivers from Bear, Stearns & Co. Inc.), and (iv) to the following additional conditions:

        (a) The Registration Statement shall have become effective not later than 5:30 P.M., New York time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by you; if the Company shall have elected to rely upon Rule 430A or Rule 434 of the Regulations, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof; and, at or prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

        (b) At the Closing Date you shall have received the opinion of Cooley Godward LLP, counsel for the Company, dated the Closing Date addressed to the Underwriters and in form and substance reasonably satisfactory to Underwriters' Counsel, to the effect that:

              (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a material adverse effect on the Company. The Company has the corporate authority to own, lease and operate its respective properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus. The Company has no subsidiaries.

              (ii) The Company has an authorized capital stock as set forth in the Registration Statement and the Prospectus under the caption "Capitalization" as of the date stated therein. All of the outstanding shares of Common Stock are duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of or subject to any preemptive rights. The Shares to be delivered on the Closing Date have been duly authorized and, when issued and delivered by the Company against payment therefor in accordance with this Agreement, will be validly issued, fully paid and nonassessable and will not have been issued in violation of or subject to any preemptive rights. The Common Stock, the Firm Shares and the Additional Shares, to the extent that descriptions constitute matters of law or legal conclusions, conform to the descriptions thereof contained in the Registration Statement and the Prospectus under the caption "Description of Capital Stock."

              (iii) This Agreement has been duly authorized, executed and delivered by the Company.

              (iv) To such counsel's knowledge, there is no litigation or governmental or other action, suit, proceeding or investigation before any court or before or by any public, regulatory or governmental agency or body pending, threatened against, or involving the properties or business, of the Company, which is of a character required to be disclosed in the Registration Statement and the Prospectus which has not been properly disclosed therein.

              (v) To such counsel's knowledge, all agreements, instruments, franchises, licenses or permits to which the Company is a party, or by which the Company or its assets may be bound, required to be described in the Registration Statement and the Prospectus or required to be filed as exhibits to the Registration Statements have been so described and so filed.

              (vi) The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby by the Company do not and will not (A) to such counsel's knowledge result in a material breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any agreement, instrument, franchise, license or permit known to such counsel to which the Company is a party and which is set forth in the Exhibits to the Registration Statement or by which any of such corporations or their respective properties or assets may be bound or (B) violate or conflict with any provision of the certificate of incorporation or by-laws of the Company, or, to the best knowledge of such counsel, any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its properties or assets except where such violation or conflict would not constitute a Material Adverse Change. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental, or regulatory agency or body having jurisdiction over the Company or any of its properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except for (1) such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters (as to which such counsel need express no opinion), (2) such as have been made or obtained under the Act, the Exchange Act or other Regulatory bodies and (3) such as the failure to do so would not constitute a Material Adverse Change.

              (vii) The Registration Statement and the Prospectus and any amendments thereof or supplements thereto (other than the financial statements and schedules and other financial data derived therefrom, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Act and the Regulations.

              (viii) The Registration Statement and the Rule 462(b) Registration Statement, if any, is effective under the Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of either of the Registration Statement or the Rule 462(b) Registration Statement, if any, has been issued and no proceedings therefor have been initiated or threatened by the Commission and all filings required by Rule 424(b) of the Regulations have been made.

          In addition, such opinion shall also contain a statement that such counsel has participated in conferences with officers and representatives of the Company, representatives of the independent public accountants for the Company and the Underwriters at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although they have not verified the accuracy or completeness of the statement contained in the Registration Statement or Prospectus, no facts have come to the attention of such counsel which would lead such counsel to believe that either the Registration Statement at the time it became effective (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) or Rule 434, if applicable), or any amendment thereof made prior to the Closing Date as of the date of such amendment, contained an untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein not misleading or that the Prospectus as of its date (or any amendment thereof or supplement thereto made prior to the Closing Date as of the date of such amendment or supplement) and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. It being understood that in all such cases such counsel need express no belief or opinion with respect to the financial statements and schedules and other financial and statistical data derived therefrom).

          In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the General Corporation Law of the State of Delaware, the General Corporation Law of the State of California or the federal law of the United States, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' Counsel) of other counsel reasonably acceptable to Underwriters' Counsel, familiar with the applicable laws; (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and Kushner-Locke and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to Underwriters' Counsel. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form reasonably satisfactory to such counsel and, in their opinion, you and they are justified in relying thereon.

        (c) At the Closing Date you shall have received the opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP, counsel for The Kushner-Locke Company ("Kushner-Locke"), dated the Closing Date addressed to the Underwriters and in form and substance reasonably satisfactory to Underwriters' Counsel, to the effect that:

              (i) Kushner-Locke has full corporate power and authority to enter into and to perform its obligations under the Power of Attorney and Custody Agreement to be executed and delivered by it in connection with the transactions contemplated herein; the Power of Attorney and Custody Agreement of Kushner-Locke has been duly authorized by Kushner-Locke; the Power of Attorney and Custody Agreement of Kushner-Locke has been duly executed and delivered by or on behalf of such Kushner-Locke; and the Power of Attorney and Custody Agreement of Kushner-Locke constitutes the valid and binding agreement of Kushner-Locke, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by equitable principles;

              (ii) Kushner-Locke has full corporate power and authority to enter into and to perform its obligations under this Agreement and to sell, transfer, assign and deliver the Shares to be sold by Kushner-Locke hereunder;

              (iii) This Agreement has been duly authorized by the Board of Directors of Kushner-Locke and has been duly executed and delivered by or on behalf of Kushner-Locke; and

              (iv) Upon the delivery of the Shares against payment therefor as contemplated in this Agreement, each of the Underwriters will receive valid marketable title to the Shares purchased by it from Kushner-Locke, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest. In rendering such opinion, such counsel may assume that the Underwriters are without notice of any defect in the title of the Shares being purchased from Kushner-Locke.

          In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the General Corporation Law of the State of Delaware, the General Corporation Law of the State of California or the federal law of the United States, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' Counsel) of other counsel reasonably acceptable to Underwriters' Counsel, familiar with the applicable laws; (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and/or Kushner-Locke Co. and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and/or Kushner-Locke Co. and its subsidiaries, provided that copies of any such statements or certificates shall be delivered to Underwriters' Counsel. The opinion of such counsel for Kushner-Locke Co. shall state that the opinion of any such other counsel is in form reasonably satisfactory to such counsel and, in their opinion, you and they are justified in relying thereon.

        (d) At the Closing Date you shall have received the opinion of Troop Steuber Pasich Reddich & Tobey, LLP, counsel for the SHMNM Investment Trust, dated the Closing Date addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

              (i) The SHMNM Investment Trust has full right, power and authority to enter into and to perform its obligations under the Power of Attorney and Custody Agreement to be executed and delivered by it in connection with the transactions contemplated herein; the Power of Attorney and Custody Agreement of the SHMNM Investment Trust has been duly authorized by the SHMNM Investment Trust; the Power of Attorney and Custody Agreement of the SHMNM Investment Trust has been duly executed and delivered by or on behalf of such the SHMNM Investment Trust; and the Power of Attorney and Custody Agreement of the SHMNM Investment Trust constitutes the valid and binding agreement of the SHMNM Investment Trust, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles;

              (ii) The SHMNM Investment Trust has full right, power and authority to enter into and to perform its obligations under this Agreement and to sell, transfer, assign and deliver the Shares to be sold by the SHMNM Investment Trust hereunder;

              (iii) This Agreement has been duly authorized by the SHMNM Investment Trust and has been duly executed and delivered by or on behalf of the SHMNM Investment Trust; and

              (iv) Upon the delivery of and payment for the Shares as contemplated in this Agreement, each of the Underwriters will receive valid marketable title to the Shares purchased by it from the SHMNM Investment Trust, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest. In rendering such opinion, such counsel may assume that the Underwriters are without notice of any defect in the title of the Shares being purchased from the SHMNM Investment Trust.

          In addition, such opinion shall also contain a statement that no facts have come to the attention of such counsel which would lead such counsel to believe that either the Registration Statement at the time it became effective (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) or Rule 434, if applicable), or any amendment thereof made prior to the Closing Date as of the date of such amendment, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date (or any amendment thereof or supplement thereto made prior to the Closing Date as of the date of such amendment or supplement) and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and schedules and other financial and statistical data derived therefrom).

          In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the General Corporation Law of the State of Delaware, the General Corporation Law of the State of California or the federal law of the United States, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' Counsel) of other counsel reasonably acceptable to Underwriters' Counsel, familiar with the applicable laws; (B) as to matters of fact, to the extent they deem proper, on certificates of the Additional Selling Stockholder and its subsidiaries, provided that copies of any such statements or certificates shall be delivered to Underwriters' Counsel. The opinion of such counsel for the SHMNM Investment Trust shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, you and they are justified in relying thereon.

        (e) All proceedings taken in connection with the sale of the Firm Shares and the Additional Shares as herein contemplated shall be satisfactory in form and substance to you and to Underwriters' Counsel, and the Underwriters shall have received from said Underwriters' Counsel a favorable opinion, dated as of the Closing Date with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters as you may reasonably require, and the Company shall have furnished to Underwriters' Counsel such documents as they request for the purpose of enabling them to pass upon such matters.

        (f) At the Closing Date you shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date to the effect that (i) the condition set forth in subsection (a) of this Section 6 has been satisfied, (ii) as of the date hereof and as of the Closing Date the representations and warranties of the Company set forth in
Section 1 hereof are accurate and complete, (iii) as of the Closing Date the obligations of the Company to be performed hereunder on or prior thereto have been duly performed and (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company has not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any Material Adverse Change, or any development involving a Material Adverse Change, except in each case as described in or contemplated by the Prospectus.

        (g) At the time this Agreement is executed and at the Closing Date, you shall have received a letter, from PricewaterhouseCoopers LLP, independent public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to the Underwriters, the Board of Directors of the Company and the Board of Directors of Kushner-Locke Co. and in form and substance satisfactory to you and them, to the effect that: (i) they are independent certified public accountants with respect to the Company within the meaning of the Act and the Regulations and stating that the answer to Item 10 of the Registration Statement is correct insofar as it relates to them; (ii) stating that, in their opinion, the financial statements and schedules of the Company included in the Registration Statement and the Prospectus and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations of the Commission thereunder; (iii) on the basis of procedures consisting of a reading of the latest available unaudited interim financial statements of the Company, a reading of the minutes of meetings and consents of the stockholders and board of directors of the Company and the committees of such board subsequent to March 31, 1999, inquiries of officers and other employees of the Company who have responsibility for financial and accounting matters of the Company with respect to transactions and events subsequent to March 31, 1999 and other specified procedures and inquiries to a date not more than two business days prior to the date of such letter, nothing has come to their attention that would cause them to believe that: (A) the unaudited consolidated financial statements and schedules of the Company presented in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations of the Commission thereunder or that such unaudited consolidated financial statements are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement and the Prospectus; (B) with respect to the period subsequent to March 31, 1999, there were, as of the date of the most recent available monthly financial statements of the Company, if any, and as of a specified date not more than two business days prior to the date of such letter, any changes in the capital stock or long-term indebtedness of the Company or any decrease in the net current assets or stockholders' equity of the Company, in each case as compared with the amounts shown in the most recent balance sheet presented in the Registration Statement and the Prospectus, except for changes or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; or (C) that during the period from March 31, 1999 to the date of the most recent available monthly consolidated financial statements of the Company, if any, and to a specified date not more than two business days prior to the date of such letter, there was any decrease, as compared with the corresponding period in the prior fiscal year, in total revenues, or total or per share net income, except for decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; and
(iv) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, and other financial information pertaining to the Company set forth in the Registration Statement and the Prospectus, which have been specified by you prior to the date of this Agreement, to the extent that such amounts, numbers, percentages, and information may be derived from the general accounting and financial records of the Company or from schedules furnished by the Company, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures specified by you set forth in such letter, and found them to be in agreement. In addition, such letter shall state that based on specified procedures performed nothing caused them to believe that the pro forma financial information included in the Registration Statement and the Prospectus did not comply as to form in all material respects with the applicable accounting requirements of the Act, including Rule 11-02 of Regulation S-X, and that the pro forma adjustments have not been properly applied to historical amounts in the compilation of such pro forma financial information.

        (h) You shall be satisfied that, and you shall have received a certificate, dated the Closing Date, or any later date on which Additional Shares are to be purchased, as the case may be, from each Selling Stockholder to the effect that, as of the Closing Date, or any later date on which Additional Shares are to be purchased, as the case may be, that:

              (i) The representations and warranties made by such Selling Stockholder herein are true or correct in any material respect on the Closing Date or on any later date on which Additional Shares are to be purchased, as the case may be; or

              (ii) Such Selling Stockholder has complied with any obligation or satisfied any condition which is required to be performed or satisfied on the part of such Selling Stockholder at or prior to the Closing Date or any later date on which Additional Shares are to be purchased, as the case may be.

        (i) Prior to the Closing Date the Company shall have furnished to you such further information, certificates and documents as you may reasonably request.

        (j) You shall have received from each person who is a director, officer or stockholder of the Company a Lock-Up Agreement in the form of Exhibit A hereto, and such agreement shall be in full force and effect on the Closing Date.

        (k) At the Closing Date, the Shares shall have been approved for quotation on the Nasdaq National Market.

        (l) Evidence satisfactory to you that Kushner-Locke shall have exercised all warrants issued to it by the Company before or effective upon the Closing Date.

        If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 6 shall not be in all material respects reasonably satisfactory in form and substance to you and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be cancelled by you at, or at any time prior to, the Closing Date and the obligations of the Underwriters to purchase the Additional Shares may be cancelled by you at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone, telex or telegraph, confirmed in writing.

        7.  Indemnification.
            ---------------
        (a) The Company and each Selling Stockholder, jointly and severally, agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses incurred (including but not limited to attorneys' fees and any and all expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that neither the Company nor any Selling Stockholder will be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter or a Selling Stockholder through you expressly for use therein. This indemnity agreement will be in addition to any liability which the Company and the Selling Stockholders may otherwise have including under this Agreement. The liability of each Selling Stockholder under the indemnification provisions contained in Section 7 herein shall be limited to an amount equal to two (2) times the sum of: (i) the net proceeds received by such Selling Stockholder from the offering of the shares sold by such Selling Stockholder, and (ii) any additional amount received by such Selling Stockholder from the Company in connection with the offering contemplated hereby, for obligations owing to such stockholder as of the date hereof, including without limitation, the advances and outstanding obligations to Kushner-Locke.

        (b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company and each Selling Stockholder, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, each of the officers of Kushner-Locke Co., each of the directors of Kushner-Locke Co. and each other person, if any, who controls the Company or Kushner-Locke Co. within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder. This indemnity will be in addition to any liability which any Underwriter may otherwise have including under this Agreement. The Company and the Selling Stockholders acknowledge that the statements set forth in the last paragraph of the cover page and in the table in the first paragraph and the third and last paragraphs under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in the registration statement relating to the Shares as originally filed or in any amendment thereof, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

        (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent prejudiced by such delay). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld or delayed.

        8.  Contribution. In order to provide for contribution in circumstances
            ------------
in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company, the Selling Stockholders and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company any contribution received by the Company from persons, other than the Underwriters and the Selling Stockholders, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company, the Selling Stockholder and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 7 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Stockholders and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, (y) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Selling Stockholders and (z) the underwriting discounts and commissions received by the Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, the Selling Stockholders and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 8 and the preceding sentence, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, each person, if any, who controls a Selling Stockholder within the meaning of Section 13 of the Act or Section 20 of the Exchange Act and each officer and director of its Selling Stockholder shall have the same rights to contribution as such Selling Stockholder; and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent; provided, however, that such consent was not unreasonably withheld.

        9.  Default by an Underwriter.
            -------------------------
        (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made by you pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares or Additional Shares, such shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to the respective proportions which the numbers of Firm Shares set forth opposite their respective names in Schedule I hereto bear to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters.

        (b) In the event that such default relates to more than 10% of the Firm Shares or Additional Shares, as the case may be, you may in your discretion arrange for yourself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Firm Shares or Additional Shares, as the case may be, to which such default relates on the terms contained herein. In the event that within 5 calendar days after such a default the Underwriters do not arrange for the purchase of the Firm Shares or Additional Shares, as the case may be, to which such default relates as provided in this Section 9, this Agreement or, in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and of the Company to sell the Additional Shares shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Section 5, 7(a) and 8 hereof) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder provided, however, that any purchasers from the Company shall be reasonably satisfactory to the Underwriters.

        (c) In the event that the Firm Shares or Additional Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be, for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Additional Shares.

        10.  Survival of Representations and Agreements.  All representations
             ------------------------------------------
and warranties, covenants and agreements of the Underwriters and the Company contained in this Agreement, including the agreements contained in Section 5, the indemnity agreements contained in Section 7 and the contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Section 1 and the agreements contained in Sections 5, 7, 8 and 11(d) hereof shall survive the termination of this Agreement, including termination pursuant to Section 9 or 11 hereof.

        11.  Effective Date of Agreement; Termination.
             -----------------------------------------

        (a) This Agreement shall become effective, upon the later of when (i) you and the Company shall have received notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. If either the initial public offering price or the purchase price per Share has not been agreed upon prior to 5:00 P.M., New York time, on the fifth full business day after the Registration Statement shall have become effective, this Agreement shall thereupon terminate without liability to the Company or the Underwriters except as herein expressly provided. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying you or by you notifying the Company. Notwithstanding the foregoing, the provisions of this
Section 11 and of Sections 1, 5, 7 and 8 hereof shall at all times be in full force and effect.

        (b) You shall have the right to terminate this Agreement at any time prior to the Closing Date or the obligations of the Underwriters to purchase the Additional Shares at any time prior to the Additional Closing Date, as the case may be, if (A) any domestic or international event or act or occurrence has materially disrupted, or in your reasonable opinion will in the immediate future materially disrupt, the market for the Company's securities or securities in general; or (B) if trading on the New York or American Stock Exchanges or on Nasdaq shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York or American Stock Exchanges or on Nasdaq by the New York or American Stock Exchanges or Nasdaq or by order of the Commission or any other governmental authority having jurisdiction; or (C) if a banking moratorium has been declared by a state or federal authority or if any new restriction materially adversely affecting the distribution of the Firm Shares or the Additional Shares, as the case may be, shall have become effective; or (D) (i) if the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States or (ii) if there shall have been such change in political, financial or economic conditions if the effect of any such event in (i) or (ii) as in your judgment makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms contemplated by the Prospectus.

        (c) Any notice of termination pursuant to this Section 11 shall be by telephone, telex, or telegraph, confirmed in writing by letter.

        (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to (i) notification by you as provided in Section 11(a) hereof or (ii) Section 9(b) or 11(b) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by you, reimburse the Underwriters for all out-of-pocket expenses (including the fees and expenses of their counsel), incurred by the Underwriters in connection herewith.

        12.  Notices.  All communications hereunder, except as may be otherwise
             -------
specifically provided herein, shall be in writing and, if sent to any Underwriter, shall be mailed, delivered, or telexed or telegraphed and confirmed in writing, to such Underwriter c/o Bear, Stearns & Co. Inc., 245 Park Avenue, New York, N.Y. 10167, Attention: Equity Syndicate; if sent to the Company, shall be mailed, delivered, or telegraphed and confirmed in writing to the Company, U.S. SEARCH.com Inc., 9107 Wilshire Blvd., Suite 700, Beverly Hills, CA 90210,
Attention: Nicholas Keating; if sent to one or more Selling Stockholders, shall be mailed, delivered, or telegraphed and confirmed in writing to [Attorney for Selling Stockholders], as Attorney-in-Fact for the Selling Stockholders, at

[_____________________________________________________________], Attention:
[__________________].

        13.  Parties.  This Agreement shall insure solely to the benefit of,
             -------
and shall be binding upon, the Underwriters and the Company and the Selling Stockholders and the Selling Stockholders and the controlling persons, directors, officers, employees and agents referred to in Section 7 and 8, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

        14.  Governing Law.  This Agreement shall be governed by and construed
             -------------
in accordance with the laws of the State of New York, but without regard to principles of conflicts of law.

        15.  Counterparts.  This Agreement may be signed in two or more
             ------------
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        16.  Headings.  The headings of the sections of this Agreement have been
             --------
inserted for convenience of reference only and shall not be deemed a part of this Agreement.

          If the foregoing correctly sets forth the understanding between you, the Company, and the Selling Stockholders please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                    Very truly yours,


                                    US SEARCH.COM, INC.



                                    By:
                                        ----------------------------------------
                                         Chief Executive Officer and President



                                    SELLING STOCKHOLDERS


                                    By:
                                        ----------------------------------------
                                         Attorney-in-Fact for the Selling
                                         Stockholders named in Schedule II
                                         hereto.


Accepted as of the date first above written

BEAR, STEARNS & CO. INC.

By Bear, Stearns & Co. Inc.


By:
   -------------------------------------
    Authorized Signatory

On behalf of themselves and the other
Underwriters named in Schedule I hereto.

                [Signature Page to the Underwriting Agreement]

                                  SCHEDULE I

Name of Firm                                                    Number of Shares
-------------                                                   ----------------

Bear, Stearns & Co. Inc.........................................
BancBoston Robertson Stephens...................................
Wit Capital Corporation.........................................
   Total........................................................

                                     -I1-

                                  SCHEDULE II

Name of Selling Stockholders                                    Number of Shares
----------------------------                                    ----------------


   Total........................................................

                                     -II1-

                                   EXHIBIT A

                                 LOCK-UP LETTER


                                                              ________ ___, 1999

800-U.S. Search
9107 Wilshire Boulevard, Suite 700
Beverly Hills, CA  90210

Bear, Stearns & Co. Inc.
BancBoston Robertson Stephens
Wit Capital Corporation
As Representatives of the several Underwriters
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, NY  10167

Dear Sirs and Mesdames:

     The undersigned understands that Bear, Stearns & Co. Inc., BancBoston Robertson Stephens and Wit Capital Corporation propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with 800-U.S. Search, a Delaware corporation (the "Company"), providing for the initial public offering (the "Public Offering") by the several Underwriters, (the "Underwriters"), of shares (the "Shares") of the Common Stock of the Company (the "Common Stock").

     To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Bear, Stearns & Co. Inc., it will not, during the period commencing on the date hereof and ending one hundred eighty (180) days after the date the Securities and Exchange Commission (the "SEC") declares effective the registration statement relating to the Public Offering (the "Registration Statement"), (1) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise dispose of ("Transfer"), any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. In addition, the undersigned agrees that, without the prior written consent of Bear, Stearns & Co. Inc., it will not, during the period commencing on the date hereof and ending 180 days after the date the SEC declares effective the registration statement, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. If the Registration Statement has not been declared effective by the SEC on or prior to July 30, 1999, this Lock-Up Letter shall be null and void and of no further effect as of the close of business on such date. Nothing in this Lock-Up Letter shall prohibit, limit or restrict in any way, or be deemed to prohibit, limit or restrict in any way, the Transfer of any securities of The Kushner-Locke Company, or any affiliates or subsidiaries (other than the securities of the Company).

                                     -A1-

     The foregoing paragraph shall not apply to the sale of any Shares to the Underwriters pursuant to the Underwriting Agreement or transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering. Furthermore, if the undersigned is an individual, he or she may transfer any or all of the Shares either during his or her lifetime or on death by gift, will or intestacy to his or her immediate family or to a trust, partnership or other entity, the beneficiaries, partners or equity holders of which are exclusively the undersigned and/or a member or members of his or her immediate family; provided, however, that in any such case, it shall be a condition precedent to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Shares subject to the provisions of this Agreement, and there shall be no further transfer of such Shares except in accordance with this Agreement. For purposes of this and the following paragraph, "immediate family" shall mean lineal descendant, spouse, adopted child, father, mother, brother or sister of the transferor and the spouses, adopted children and lineal descendants of any of the foregoing.

     Additionally, if the undersigned is a partnership, the partnership may transfer any Shares to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner, and any partner who is an individual may transfer any such Shares by gift, will or intestate succession to his or her immediately family; if the undersigned is a trust, the trust may transfer any Shares to any beneficiary of such trust or to the estate of any such beneficiary, and any beneficiary who is an individual may transfer any such Shares by gift, will or intestate succession to a member or members of his or her immediate family; and if the undersigned is a corporation, the corporation may transfer any Shares to any stockholder or subsidiary of such corporation, and any stockholder who is an individual may transfer any such Shares by gift, will or intestate succession to his or her immediate family; provided, however, that in any such case, it shall be a condition precedent to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Shares subject to the provisions of this Agreement, and there shall be no further transfer of such Shares except in accordance with this Agreement.

     The undersigned understands that the agreements of the undersigned are irrevocable and shall be binding on the undersigned's heirs, legal representatives, successors and assigns. The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of Common Stock or other securities of the Company held by the undersigned except in compliance with this agreement.

     Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.


                              Very truly yours,

                              Stockholder: __________________________________

                              _______________________________________________


                              By: ___________________________________________

                              Title: ________________________________________

                                     -A2-